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Part II   OTHER INFORMATION

    6 (b) - Reports on Form 8 K

    A report on Form 8-K was filed by the registrant on July 5, 1994, in order to file with the Securities and Exchange Commission certain items that were incorporated by reference into its Registration Statement on Form S-3 (Registration No. 33-51865) in connection with the completion on July 5, 1994, of the public offering of 10,350,000 shares of the Company's common stock, par value $.50 per share.

    Exhibits filed were as follows:
    1(a)  U.S. Purchase Agreement dated June 27, 1994, among the
    Company and Montgomery Securities and Merrill Lynch, Pierce, Fenner
    & Smith Incorporated, as Representatives of the Several Underwriters 1(b) International Purchase Agreement dated June 27, 1994, among the Company and Montgomery Securities and Merrill Lynch International Limited, as Co-lead Managers of the Several Managers
    3(a) Restated and Amended Charter of the Company, amended as of June 22, 1994.



                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            LOWE'S COMPANIES, INC.





         September 12, 1994 \s\    Richard D. Elledge
Date
                            Richard D. Elledge,
                    Vice President and Chief Accounting Officer

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